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                                                                    EXHIBIT 99.3

                WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

                Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chairman of the Board, President, Chief Executive Officer and Director of FARO Technologies, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

       /s/        Simon Raab
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Simon Raab
March 14, 2003